Exhibit 99.3

ITEM 9.01 (b) UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 4, 2016, ATRM Holdings, Inc. (“ATRM” or the “Company”), through its wholly-owned subsidiaries Glenbrook Building Supply, Inc. (“Glenbrook”) and EdgeBuilder, Inc. (“EdgeBuilder”), acquired certain assets of Glenbrook Lumber & Supply, Inc. and EdgeBuilder Wall Panels, Inc. (collectively, the “Sellers”) related to their businesses of selling lumber and building supplies and manufacturing and selling prefabricated wall panels for commercial and residential construction applications and permanent wood foundation systems for residential buildings. The acquired businesses were historically managed and continue to be managed by a common management team and are referred to on a combined basis as “EBGL”.

The following unaudited pro forma condensed combined consolidated financial information is based on and derived from the separate historical financial statements of the Company and EBGL to illustrate the effect of the acquisition of EBGL and gives effect to the assumptions and pro forma adjustments described below and in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed combined consolidated balance sheet represents the combined balance sheets of the Company and EBGL as of September 30, 2016 and gives effect to the acquisition as if it had occurred on that date. The pro forma condensed combined consolidated statements of operations represent the combined results of the Company and EBGL for the year ended December 31, 2015 and for the nine months ended September 30, 2016 as if the acquisition had occurred on January 1, 2015.

The Company prepared the unaudited pro forma condensed combined consolidated financial statements using the acquisition method of accounting. In accordance with the acquisition method of accounting, the acquisition consideration has been allocated to the acquired assets and assumed liabilities of EBGL based on their estimated fair values as of the acquisition date. Any excess of the consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The Company estimated the fair value of EBGL’s assets and liabilities based on appraisals and market data of assets and liabilities.

The unaudited pro forma condensed combined consolidated balance sheet and statements of operations are presented for informational and illustrative purposes in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), and are not necessarily indicative of the financial position or operating results that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of the future financial position or operating results of the combined companies. The unaudited pro forma condensed combined consolidated balance sheet and statements of operations and the accompanying notes should be read in conjunction with the historical audited consolidated financial statements and notes of the Company for the year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2016, its unaudited consolidated financial statements for the quarterly period ended on September 30, 2016 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2016, and EBGL’s historical audited financial statements for the years ended December 31, 2015 and 2014, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The historical consolidated financial information has been combined and adjusted to give effect to the pro forma events that are directly attributable to the acquisition of EBGL, expected to have a continuing impact on the combined results, and are factually supportable in order to reflect, on a pro forma basis, the impact of the transaction on the historical financial information. The pro forma adjustments principally give effect to:

●	Recognition of the purchase price of EBGL of $5,211,485, including the payment of $2,959,752 in cash and the issuance of 100,000 shares of ATRM common stock to the Sellers at the closing of the acquisition, the payment of $218,447 in January 2017 pursuant to a purchase price adjustment as provided for in the asset purchase agreement, $1,000,000 of future deferred payments owed to the Sellers, a contingent earn-out payment of up to $1,000,000, and the assumption of certain other assets and liabilities of EBGL, estimated at their fair values.

●	Recognition of $4,100,637 of intangible assets and associated amortization expense related to acquisition accounting adjustments in the acquisition of EBGL.

●	Issuance of a $3,000,000 promissory note payable to Gerber Finance Inc. (“Gerber Finance”) to finance the cash payment made at the closing of the EBGL acquisition and the recognition of additional interest expense and costs associated with such debt.

●	Recognition of a line of credit loan agreement entered into with Gerber Finance at the closing of the EBGL acquisition, including borrowings to pay certain transaction expenses and provide initial working capital for post-closing EBGL operations and the recognition of additional interest expense and costs associated with such debt.

●	Decrease in selling, general and administrative expenses for non-recurring transaction-related expenses of $233,773.

●	Change in depreciation expense for the revaluation of equipment to fair value.

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ATRM Holdings, Inc.

Pro Forma Condensed Combined Consolidated Balance Sheet

September 30, 2016

(Unaudited)

	As Historically Reported
	ATRM	EBGL	Pro Forma Adjustments		Pro Forma Combined
			( Note 2 )
ASSETS
Current assets:
Cash and cash equivalents	$85,378	$—	$391,390	(a)	$476,768
Accounts receivable, net	1,509,810	1,623,384	(1,623,384)	(b)	1,509,810
Costs and estimated profit in excess of billings	1,524,366	93,354	—		1,617,720
Inventories	1,013,815	897,643	—		1,911,458
Fair value of contingent earn-out, current	384,000	—	—		384,000
Other current assets	321,644	23,570	(45,136)	(c)	300,078
Total current assets	4,839,013	2,637,951	(1,277,130)		6,199,834

Property and equipment, net	4,141,747	411,214	(121,764)	(d)	4,431,197

Fair value of contingent earn-out, noncurrent	305,000	—	—		305,000

Intangible and other assets:
Goodwill	—	—	3,019,637	(e)	3,019,637
Tradenames	290,000	—	104,000	(e)	394,000
Customer relationships, net	912,857	—	677,000	(e)	1,589,857
Purchased backlog	—	—	300,000	(e)	300,000
Total intangible and other assets	1,202,857	—	4,100,637		5,303,494
Total assets	$10,488,617	$3,049,165	$2,701,743		$16,239,525

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited).

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ATRM Holdings, Inc.

Pro Forma Condensed Combined Consolidated Balance Sheet

September 30, 2016

(Unaudited)

	As Historically Reported
	ATRM	EBGL	Pro Forma Adjustments		Pro Forma Combined
			( Note 2 )
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable – revolving line of credit	$2,821,247	$129,790	$196,809	(f)	$3,147,846
Current portion of long-term debt	968,816	—	—		968,816
Deferred payments to seller of EBGL, current portion	—	—	690,812	(k)	690,812
Trade accounts payable	4,765,899	504,532	(504,532)	(g)	4,765,899
Billings in excess of costs and estimated profits	473,597	30,836	—		504,433
Accrued compensation	375,008	89,621	(49,373)	(h)	415,256
Accrued other liabilities	1,397,728	199,537	120,402	(i)	1,717,667
Total current liabilities	10,802,295	954,316	454,118		12,210,729

Long term liabilities:
Long term debt, less current portion	9,071,288	—	—		9,071,288
Deferred income taxes	18,000	—	—		18,000
Note payable to Gerber Finance Inc.	—	—	3,000,000	(j)	3,000,000
Deferred payments to seller of EBGL, noncurrent portion	—	—	250,000	(k)	250,000
Contingent earn-out liability	—	—	943,474	(l)	943,474
Total long term liabilities	9,089,288	—	4,193,474		13,282,762

Shareholders’ equity (deficit):
Common stock	2,266	10	90	(m)	2,366
Additional paid-in capital	69,539,756	139,477	9,423	(m)	69,688,656
Retained earnings (accumulated deficit)	(78,944,988)	1,955,362	(1,955,362)	(n)	(78,944,988)
Total shareholders’ equity (deficit)	(9,402,966)	2,094,849	(1,945,849)		(9,253,966)
Total liabilities and shareholders’ equity (deficit)	$10,488,617	$3,049,165	$2,701,743		$16,239,525

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited).

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ATRM Holdings, Inc.

Pro Forma Condensed Combined Consolidated Statement of Operations

For the Year Ended December 31, 2015

(Unaudited)

	As Historically Reported
	ATRM	EBGL	Pro Forma Adjustments		Pro Forma Combined
			( Note 2)
Net sales	$25,631,527	$14,058,876	$—		$39,690,403

Costs and expenses:
Cost of sales	25,982,130	11,492,031	(8,249)	(o)	37,465,912
Selling, general, and administrative	5,082,415	1,644,200	520,377	(o),(p),(q)	7,246,992
Total operating expenses	31,064,545	13,136,231	512,128		44,712,904
Income (loss) from operations	(5,433,018)	922,645	(512,128)		(5,022,501)

Other income (expense):
Interest expense	(1,396,542)	(18,981)	(351,726)	(s)	(1,767,249)
Change in fair value of earn-out	(190,681)	—	(99,083)	(t)	(289,764)
Settlement gain	3,686,628	—	—		3,686,628
Income (loss) from operations before income taxes	(3,333,613)	903,664	(962,937)		(3,392,886)

Income tax expense	(6,000)	—	(49,072)	(u)	(55,072)
Net income (loss)	$(3,339,613)	$903,664	$(1,012,009)		$(3,447,958)

Net loss per share-basic and diluted	$(2.26)				$(2.18)

Weighted shares outstanding-basic and diluted	1,479,825		100,000		1,579,825

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited).

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ATRM Holdings, Inc.

Pro Forma Condensed Combined Consolidated Statement of Operations

For the Nine Months Ended September 30, 2016

(Unaudited)

	As Historically Reported
	ATRM	EBGL	Pro Forma Adjustments		Pro Forma Combined
			( Note 2)
Net sales	$17,875,056	$12,432,991	$—		$30,308,047

Costs and expenses:
Cost of sales	17,166,149	10,166,813	(6,186)	(o)	27,326,776
Selling, general, and administrative	3,171,293	1,412,483	(68,488)	(o),(p),(q),(r)	4,515,288
Goodwill impairment charge	1,732,804	—	—		1,732,804
Total operating expenses	22,070,246	11,579,296	(74,674)		33,574,868
Income (loss) from operations	(4,195,190)	853,695	74,674		(3,266,821)

Other income (expense):
Interest expense	(1,115,764)	(13,963)	(219,797)	(s)	(1,349,524)
Change in fair value of earn-out	23,919	—	(13,059)	(t)	10,860
Income (loss) from operations before income taxes	(5,287,035)	839,732	(158,182)		(4,605,485)

Income tax expense	(7,000)	—	(36,804)	(u)	(43,804)
Net income (loss)	$(5,294,035)	$839,732	$(194,986)		$(4,649,289)

Net loss per share-basic and diluted	$(2.37)				$(1.99)

Weighted shares outstanding-basic and diluted	2,232,000		100,000		2,332,000

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited).

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ATRM Holdings, Inc.

Notes to Pro Forma Condensed Combined Consolidated Financial Statements

(Unaudited)

1. Basis of Presentation

On October 4, 2016, the Company, through its newly-formed wholly-owned subsidiaries EdgeBuilder and Glenbrook, acquired certain assets of the Sellers pursuant to the terms of an Asset Purchase Agreement, dated as of the same date (the “Purchase Agreement”), by and among the Company, EdgeBuilder, Glenbrook, the Sellers and the individual owners of the Sellers (the “Acquisition”). The acquired businesses were historically managed and continue to be managed by a common management team and are referred to on a combined basis as “EBGL”.

Consideration for the Acquisition included (i) approximately $4.2 million in cash, of which approximately $3.0 million was paid at closing, $0.2 million was paid in January 2017 as described below, and $1.0 million is payable in four equal installments on the first day of each of the next four fiscal quarters, (ii) 100,000 shares of the Company’s common stock (the “Shares”), (iii) a potential earn-out payment of up to $1.0 million based upon the amount by which EBGL’s gross profit over the 12 months commencing October 1, 2016 exceeds a specified target and (iv) the assumption of certain liabilities of the Sellers related to the purchased assets. The cash portion of the purchase price was subject to a post-closing adjustment based on the amount of inventory and pre-paid expenses included in the purchased assets. The purchase price adjustment was determined to be $218,447 and was paid in January 2017. The Shares are subject to transfer restrictions for 12 months following the closing.

On October 4, 2016, concurrent with the closing of the Acquisition, the Company entered into a Loan and Security Agreement, dated as of the same date (the “Acquisition Loan Agreement”), with EBGL as the borrowers, the Company and its wholly-owned subsidiaries KBS Builders, Inc. and Maine Modular Haulers, Inc. as guarantors, and Gerber Finance as the lender, pursuant to which Gerber Finance provided EBGL with $3.0 million in financing for the Acquisition. On October 4, 2016, concurrent with the closing of the Acquisition, the same parties also entered into a Loan and Security Agreement, dated as of the same date (the “LOC Loan Agreement”), pursuant to which Gerber Finance agreed to provide EBGL with a working capital line of credit of up to $3.0 million.

Borrowings under the Acquisition Loan Agreement bear interest at the prime rate plus 3.00%, with interest payable monthly and the outstanding principal balance payable upon expiration of the term of the Acquisition Loan Agreement. The initial term of the Acquisition Loan Agreement expires on December 31, 2018, but extends automatically for additional one-year periods unless a party provides prior written notice of termination. Availability under the LOC Loan Agreement is based on a formula tied to the borrowers’ eligible accounts receivable, inventory and equipment, and borrowings bear interest at the prime rate plus 2.75%, with interest payable monthly and the outstanding principal balance payable upon expiration of the term of the LOC Loan Agreement. Initially, availability under the LOC Loan Agreement was limited to $1.0 million, which amount could be increased to up to $3.0 million in $0.5 million increments upon request of the borrowers and in the discretion of Gerber Finance. Availability under the LOC Loan Agreement was increased to $2.0 million in December 2016. The initial term of the LOC Loan Agreement expires on October 3, 2018, but extends automatically for additional one-year periods unless a party provides prior written notice of termination.

The Company accounts for business combinations in accordance with Accounting Standards Codification ASC 805, Business Combinations, using the acquisition method of accounting. Under these accounting standards, the acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities based on their estimated fair value as of the acquisition date. The fair value measurements are based on key assumptions and estimates. Any excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The acquisition consideration and the Company’s allocation of the acquisition consideration to the acquired assets and assumed liabilities are as follows:

Acquisition consideration:
Cash paid at closing	$2,959,752
Fair value of deferred payments owing to Sellers	940,812
Fair value of contingent earn-out liability	943,474
ATRM common stock (100,000 shares)	149,000
Purchase price adjustment – paid in January 2017	218,447
Total acquisition consideration	$5,211,485

Allocation of acquisition consideration:
Inventories	$897,643
Costs and estimated profit in excess of billings	93,354
Other current assets	2,977
Property and equipment	289,450
Customer relationships	677,000
Tradenames	104,000
Purchased backlog	300,000
Billings in excess of costs and estimated profits	(30,836)
Accrued compensation	(40,248)
Accrued other liabilities	(101,492)
Net assets acquired at estimated fair value	2,191,848
Goodwill	3,019,637
Total acquisition consideration	$5,211,485

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2. Pro Forma Adjustments

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

(a)	Reflects $351,142 of net proceeds from the initial advance under the LOC Loan Agreement at the closing of the Acquisition ($428,000 gross advance less $76,858 of legal costs subtracted from the advance) plus net proceeds of $40,248 from the Acquisition Loan Agreement ($3,000,000 gross loan amount less $2,959,752 paid to the Sellers).

(b)	Reflects the elimination of EBGL accounts receivable of $1,623,384 that was not acquired in the Acquisition.

(c)	Reflects adjustments to other current assets as follows:

Decrease EBGL’s other current assets to estimated fair value	$(20,593)
Deferred financing costs paid by ATRM prior to closing – LOC Loan Agreement	(24,543)
Total adjustments to other current assets	$(45,136)

(d)	Reflects an adjustment to decrease the value of EBGL’s property and equipment to estimated fair value of $289,450.

(e)	Represents the allocation of the purchase price to intangible assets as follows:

Goodwill	$3,019,637
Tradenames	104,000
Customer relationships	677,000
Purchased backlog	300,000
Total intangible assets	$4,100,637

(f)	Reflects $351,142 of net proceeds from the initial advance under the LOC Loan Agreement at the closing of the Acquisition ($428,000 gross advance less $76,858 of legal costs subtracted from the advance) less $24,543 of deferred financing costs paid by ATRM prior to the closing of the Acquisition and the elimination of EBGL line of credit borrowings of $129,790 not assumed in the Acquisition.

(g)	Reflects the elimination of EBGL accounts payable of $504,532 that was not assumed in the Acquisition.

(h)	Reflects the elimination of EBGL accrued compensation of $49,373 that was not assumed in the Acquisition.

(i)	Includes a purchase price adjustment of $218,447 paid in January 2017 and $101,492 payable to the Sellers related to transferred customer contracts, offset by $199,537 of EBGL accrued expenses not assumed in the Acquisition.

(j)	Recognition of the $3,000,000 note issued pursuant to the Acquisition Loan Agreement.

(k)	Represents the estimated fair value of $940,812 of the deferred payments owed to the Sellers, of which $690,812 is classified as current and $250,000 is classified as noncurrent.

(l)	Represents the estimated fair value of $943,474 of the contingent earn-out liability potentially payable to the Sellers.

(m)	Reflects the issuance of 100,000 shares of the Company’s $.001 par value common stock valued at $149,000 at the closing of the Acquisition, offset by the elimination of the historical par value and additional paid in capital of EBGL of $139,487.

(n)	Reflects the elimination of the historical shareholders’ equity of EBGL.

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Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

(o)	Reflects a decrease in depreciation expense based on an adjustment to fair value for the equipment acquired. The effect to the condensed combined consolidated statements of operations is as follows:

	Year ended December 31, 2015	Nine months ended September 30, 2016
Cost of sales	$(8,249)	$(6,186)
Selling, general and administrative	(15,455)	(11,589)
Net decrease in depreciation expense	$(23,704)	$(17,775)

(p)	Reflects amortization expense on intangible assets. The amortization expense associated with the intangible assets in footnote (e) to the unaudited pro forma condensed combined consolidated balance sheet is recognized over the estimated life of each intangible asset. Goodwill and tradenames have an indefinite life and will be evaluated for impairment at the end of each reporting period. In addition, they will be tested on an interim basis if an event occurs or circumstances change between annual tests that would more likely than not reduce their fair value below carrying value. If an impairment exists during a reporting period, expense will be recognized. Amortization expense will be recognized on customer relationships over a six year life and purchased backlog as the associated revenue is recognized. For pro forma purposes, management has assumed that the revenue associated with the backlog will be recognized over a 180 day period. The effect to selling, general and administrative expense for the recognition of amortization expense for customer relationships and purchased backlog in the pro forma results is as follows:

	Year ended December 31, 2015	Nine months ended September 30, 2016
Customer relationships	$112,832	$84,624
Purchased backlog	300,000	—
Total amortization expense	$412,832	$84,624

(q)	Reflects financing fees payable pursuant to the Acquisition Loan Agreement and LOC Loan Agreement. Although borrowings under the LOC Loan Agreement increased following the Acquisition, for pro forma purposes expenses for financing fees related to the LOC Loan Agreement are reflected based only on the $428,000 initial amount advanced at the closing of the Acquisition. The effect to the condensed combined consolidated statements of operations is as follows:

	Year ended December 31, 2015	Nine months ended September 30, 2016
Additional selling, general and administrative expenses:
Facility fees – prepaid annually and amortized	$75,000	$56,250
Collateral monitoring fees – paid monthly	48,000	36,000
Total financing fees	$123,000	$92,250

(r)	Reflects the elimination of non-recurring acquisition related expenses that were recorded in the historical results of the Company for the nine months ended September 30, 2016 of $233,773, including legal expenses and costs related to completing an audit of EBGL’s financial statements for the years ended December 31, 2014 and 2015. No non-recurring acquisition related expenses were incurred by the Company for the year ended December 31, 2015 or by EBGL for the year ended December 31, 2015 or the nine months ended September 30, 2016.

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(s)	Reflects net additional interest expense related to the following:

●	Interest on borrowings under the LOC Loan Agreement plus the amortization of deferred financing costs (“DFC”) incurred to obtain the loan. Although borrowings under the LOC Loan Agreement increased following the Acquisition, for pro forma purposes additional interest expense is reflected based only on the $428,000 initial amount advanced at the closing of the Acquisition.

●	Interest under the Acquisition Loan Agreement.

●	Interest on the $1.0 million of deferred payments owing to the Sellers (imputed at a rate of 10%).

●	Elimination of interest expense related to EBGL debt that was not assumed in the Acquisition.

The effect to the condensed combined consolidated statements of operations is as follows:

	Year ended December 31, 2015	Nine months ended September 30, 2016
Additional interest expense:
LOC Loan Agreement:
- Interest – 6.25%	$26,752	$20,064
- DFC	89,836	67,377

Acquisition Loan Agreement:
- Interest – 6.50%	195,000	146,250

Deferred Payments Owing to Sellers:
- Interest – imputed at 10.0%	59,119	68

Total additional interest expense	370,707	233,759

Less – elimination of EBGL interest expense related to debt that was not assumed	(18,981)	(13,962)
Total interest expense adjustment	$351,726	$219,797

(t)	Reflects the change in the fair value of the contingent earn-out liability based on management’s assumption that the full $1.0 million earn-out amount will be paid after the end of the earn-out period.

(u)	Reflects income tax expense associated with taxable differences related to EBGL’s indefinite-lived intangible assets which are omitted from the calculation of the Company’s valuation allowance due to the unpredictability of the reversal of such differences.

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